                                                        Exhibit 99.2


         Consent of Person About to Become Director for E. Thomas Hart


      Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to being named in the Form S-1 registration statement of inSilicon Corporation as a person who is about to become a director of such company.



Dated: January 12, 2000                 /s/ E. Thomas Hart
                                       ---------------------
                                           E. Thomas Hart